9661 South 700 East	Jaimes Freire, 4 Norte
Salt Lake City, Utah 84070	Calle Las Jardineras #16
USA	Santa Cruz de la Sierra, Bolivia
(801) 619-9320 Office	(591-3)312-1148 Oficina
(801) 619-1747 Fax	(591-3)312-1149 Fax
info@geii.com	info@geii.com

FOR IMMEDIATE RELEASE

Golden Eagle Forecloses on Mechanic’s and Mill Operator’s
Liens in Claim Against Yukon-Nevada, Queenstake USA and
Queenstake Canada for $40 Million Lost Profit on Breach of
Contract at Jerritt Canyon Mill

Punitive Damages of Three-Times Compensatory Damages
Are Also Being Sought

        SALT LAKE CITY, UTAH—(MarketWire) — July 17, 2009 — Golden Eagle International, Inc. (OTCBB: MYNG) reported today that on July 15, 2009, it filed mechanic’s and mill operator’s liens in the amount of $1.3 million against the Jerritt Canyon mill located 50 miles north of Elko, Nevada. The Company further reported that is has now begun foreclosure proceedings on those liens by amending its $40 million counterclaim and third-party complaint against Yukon-Nevada Gold Corp. (“Yukon-Nevada”), Queenstake Resources USA, Inc. (“Queenstake USA”), Queenstake Resources Ltd. (“Queenstake Canada”) (both wholly owned subsidiaries of Yukon-Nevada) and Francois Marland (“Marland”), a French citizen and Yukon-Nevada investor. The original counterclaim and third-party complaint were filed on July 9, 2009 in the Fourth District Court for Elko County, Nevada, together with an answer to Queenstake USA’s complaint filed on June 10, 2009 (See, Golden Eagle’s Current Report on Form 8-K filed with the U.S. SEC on June 12, 2009) and can be found as an exhibit to a Current Report filed on Form 8-K with the U.S. Securities and Exchange Commission (U.S. SEC) on July 9, 2009. The amended counterclaim and third-party complaint was filed with the court on July 17, 2009 and reported in an amendment to Golden Eagle’s Form 8-K filed with the U.S. Securities and Exchange Commission on July 17, 2009: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000869531.

         Fraud, Misrepresentation, Material Omissions and Deceptive Practices Alleged in Breach

        The amended counterclaim continues to allege that by a pattern of fraud, misrepresentation, material omissions and deceptive business practices Queenstake USA induced Golden Eagle to enter into a mill operating agreement on October 14, 2008, which called for Golden Eagle to operate the Jerritt Canyon gold mill located 50 miles north of Elko, Nevada, for a 5-year period and provide extensive services to prepare the mill for operations and bring it into environmental compliance. The counterclaim further alleges that Queenstake USA continued between October 2008 and June 2009, through fraudulent and deceptive means, to induce Golden Eagle to continue to provide its administrative services and contract with up to 82 employees, providers, suppliers and third-party contractors, which resulted in a liability for costs incurred by Golden Eagle, and administrative fees owed to Golden Eagle, in excess of $2.23 million. Other allegations include the fact that Yukon-Nevada and Marland concluded that Golden Eagle’s contract was “too lucrative” and then tortiously interfered with the mill operating agreement between Golden Eagle and Queenstake USA by compelling Queenstake USA to breach its agreement and covenant of good faith and fair dealing with Golden Eagle on June 10, 2009. This breach, based on the counterclaim and third-party complaints, caused Golden Eagle to lose the “benefit of the bargain,” or lost profit from the agreement, in excess of $40 million based on Queenstake USA’s own calculations and representations to Golden Eagle and the Nevada Division of Environmental Protection (NDEP).

         Golden Eagle Alleges Forcible Entry and Detainer on the Mill Property & Seeks Restitution

        Golden Eagle also continues to allege that the mill operating agreement between the parties had all of the characteristics of a lease, putting Golden Eagle in possession of the mill property and its full use; ensuring Golden Eagle’s quiet enjoyment of the premises; requiring Golden Eagle to maintain and repair the property; granting Golden Eagle access to the “common areas” on the mill complex, etc. As a result of these lease characteristics, Golden Eagle has counterclaimed against Queenstake USA for statutory relief under the Nevada Forcible Entry and Detainer statutes and seeks an order of the court based on those statutes putting Golden Eagle back in immediate possession of the mill property.

Golden Eagle Alleges Irreparable Harm and Seeks Equitable Remedies

        Golden Eagle further alleges in its amended counterclaim and third-party complaint that Queenstake USA, Yukon-Nevada and Marland have caused it irreparable harm. As a result, Golden Eagle asks the court for a Declaratory Judgment and a Writ of Mandamus which order that Golden Eagle be allowed full possession of the mill property so that it may complete its contract term of 5 years. As noted, Golden Eagle also seeks to foreclose on mechanics’ liens and mill operator liens filed against the Jarrett Canyon mill.

Punitive Damages May Triple Any Compensatory Damage Judgment

        Golden Eagle claims in its amended counterclaim further that Queenstake USA, Yukon-Nevada and Marland have committed acts of oppression, fraud or malice, express or implied, and that Golden Eagle is entitled under Nevada law to recover punitive damages, which are calculated as three times the amount of compensatory damages.

Queenstake Canada’s Unconditional Guarantee

        As in the original filing, Golden Eagle also alleges in the amended filing that Queenstake Canada unconditionally guaranteed the terms of the agreement between Golden Eagle and Queenstake USA, and furthermore, unconditionally guaranteed the covenant of good faith and fair dealing between the parties. As a result, Queenstake Canada was also named as a third-party defendant in the suit sharing joint liability with its wholly owned subsidiary, Queenstake USA.

        The Company recommends that you review its disclosures, risk statements, previous press releases, annual reports, quarterly reports and current reports found at its website: www.geii.com.

        Eagle E-mail Alerts: If you are interested in receiving Eagle E-mail Alerts, please e-mail the Golden Eagle at: eaglealert@geii.com.
CONTACT: Sabrina Martinez in Investor Relations: (801) 619-9320

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS

Some of the statements in this press release are forward-looking statements and are based on current expectations, assumptions and estimates. Words and phrases such as “believe,” “intend,” “expect,” “expansion,” “anticipate,” “initiating,” “commencing,” “project,” “add value,” “bringing into production,” “maximizing,” “take advantage of,” “striving to,” “alleges,” claims” or similar expressions, are intended to identify “forward-looking statements.” Forward-looking statements carry certain risks regarding an assumed set of economic conditions and courses of action, including: (a) whether Golden Eagle will be able to obtain sufficient financing to continue to meet its operational goals; (b) estimates of mineralized material and future production levels; (c) uncertainties that result from actions that may be taken in Bolivia relative to increases in the Complementary Mining Tax, Corporate Income Tax or the amount paid for mining patents [claims fees] in the future; (d) uncertainties that result from social and political conditions in Bolivia; and (e) other risk factors and matters disclosed in Golden Eagle’s Securities and Exchange Commission (“SEC”) filings that may be accessed at www.sec.gov or through the Company’s web site SEC link: http://www.geii.com/investors/sec.php. There is a significant risk that actual material results will vary from projected results. No information provided in this press release should be construed as a representation, or indication in any manner, of the present or future value of the Company or its common stock. Readers of information contained in this press release should carefully review the Company’s filings with the SEC that contain important information regarding the Company’s financial results, its future plans and their limitations, and the risks involved with the Company’s operations. Golden Eagle disclaims any responsibility to update forward-looking statements made herein.

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